EXECUTION COPY

                             GLOBAL SUPPLY AGREEMENT

                                      among

                               GENTA INCORPORATED

                                       and

                          AVENTIS PHARMACEUTICALS INC.

                                       and

                                GARLISTON LIMITED

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                                TABLE OF CONTENTS

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                             GLOBAL SUPPLY AGREEMENT

     THIS GLOBAL SUPPLY AGREEMENT (hereinafter, this "AGREEMENT"), made as of the 26th day of April, 2002 (the "Effective Date"), among GENTA INCORPORATED, a Delaware corporation having a principal place of business at 2 Connell Drive, Berkeley Heights, NJ 07922 ("GENTA"), AVENTIS PHARMACEUTICALS INC., a Delaware corporation having a place of business at 200 Crossing Boulevard, Bridgewater, New Jersey 08807-0890 ("AVENTIS US"), and GARLISTON LIMITED, an Irish limited company having a place of business at Citywest Business Campus, Dublin 24, Ireland ("AVENTIS IRELAND") ("AVENTIS IRELAND"; collectively with AVENTIS US, "AVENTIS") (each referred to herein as a "Party" or, collectively, the "Parties").

                                    RECITALS

     A. GENTA has developed an antisense compound known as G3139 (also known as oblimerosen sodium) that downregulates the production of Bc1-2 and potentially other targets.

     B. Contemporaneously with this Agreement, AVENTIS US and GENTA have entered into a U.S. Commercialization Agreement under which AVENTIS US will commercialize products containing or comprising such compound in the United States (the "U.S. Commercialization Agreement"), and AVENTIS IRELAND and GENTA have entered into an Ex-U.S. Commercialization Agreement under which AVENTIS IRELAND will commercialize products containing or comprising such compound outside of the United States (the "Ex-U.S. Commercialization Agreement"; together with the U.S. Commercialization Agreement, the "Commercialization Agreements").

     C. AVENTIS and GENTA desire that GENTA supply AVENTIS with such products, in finished form, on the terms and conditions set forth below.

                                    AGREEMENT

1. DEFINITIONS.

     1.1 "ACTIVE INGREDIENT" or "API" shall mean (i) G3139 (also known as oblimerosen sodium), that certain all-phosphorothioate oligonucleotide consisting of 18 modified nucleic acid bases with the sequence and chemical structure set forth in Exhibit 1.1; and (ii) such other active pharmaceutical compounds that are included in the definition of "COMPOUND" under the Commercialization Agreements unless, at the time of such inclusion, AVENTIS has the legal right to obtain such COMPOUND from THIRD PARTIES other than the co-exclusive licensees under the GENTA THIRD PARTY AGREEMENT with (*).

     1.2 "AFFILIATE" shall mean any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this paragraph, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least

(*)  Represents language that is redacted and subject to Confidential Treatment.
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fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

     1.3 "API PRODUCTION" shall mean production, storage and transportation of API from the time of receipt of the KEY RAW MATERIALS through the time API is shipped to the person or entity responsible for FORMULATION AND FILLING.

     1.4 "BULK DRUG PRODUCT" shall mean PRODUCT prior to being in its finished, labeled and packaged form, as released for FINAL PACKAGING.

     1.5 "CALENDAR MONTH" shall mean each calendar month during the term of this AGREEMENT.

     1.6 "CALENDAR QUARTER" shall mean each three (3) month period of this AGREEMENT ending on March 31, June 30, September 30 and December 31, except that the first CALENDAR QUARTER shall be the period from the Effective Date until the immediately following March 31, June 30, September 30 or December 31, as applicable, and the last CALENDAR QUARTER shall end upon the expiration or termination of this AGREEMENT.

     1.7 "CALENDAR YEAR" shall mean each twelve (12) month period of this AGREEMENT ending on December 31, except that the first CALENDAR YEAR shall be the period from the Effective Date until the immediately following December 31, and the last CALENDAR YEAR shall end upon the expiration or termination of this AGREEMENT.

     1.8 "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to a Party, the efforts and resources which would be used (including without limitation the promptness in which such efforts and resources would be applied) by such Party, consistent with generally-accepted industry standards, with regard to the diligent development, manufacture and commercialization of pharmaceutical products of similar market and profit potential at a similar stage in development or product life. The term "COMMERCIALLY REASONABLE" shall have a corresponding meaning.

     1.9 "CURRENT GOOD MANUFACTURING PRACTICES" or the letters "GMP" or "cGMP" shall mean current good manufacturing practice and standards as provided for (and as amended from time to time) in European Community Directive 91/356/EEC (Principles and guidelines of good manufacturing practice for medicinal products) and in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. ss.ss. 210 and 211) in relation to the production of pharmaceutical intermediates and active pharmaceutical ingredients, as interpreted by ICH Harmonised Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients, Q7a and subject to any arrangements, additions or clarifications agreed from time to time between the Parties in the QUALITY AGREEMENT.

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     1.10 "FDA" shall mean the United States Food and Drug Administration and any successor thereto.

     1.11 "FINAL PACKAGING" shall mean the labeling, packaging, storage and transportation of vials of BULK DRUG PRODUCT to produce FINISHED PRODUCT, including, without limitation, the packaging of package inserts and components reasonably necessary for sale of the FINISHED PRODUCT to the ultimate consumer, from the time of receipt of such vials of BULK DRUG PRODUCT through the time FINISHED PRODUCT is shipped to AVENTIS or its designees.

     1.12 "FINISHED PRODUCT" shall mean PRODUCT in its finished, labeled and packaged form, ready for sale to the market, including all samples thereof.

     1.13 "FIRST COMMERCIAL SALE" shall mean the first bona fide commercial sale of PRODUCT (after MAA APPROVAL, if necessary) to a THIRD PARTY in a country by or under authority of AVENTIS, its AFFILIATES or MARKETING DISTRIBUTORS.

     1.14 "FORMULATION AND FILLING" shall mean the formulation of BULK DRUG PRODUCT from API, the filling and storage of vials with BULK DRUG PRODUCT and, if necessary, the labeling, packaging and transportation of such vials to the person or entity responsible for FINAL PACKAGING, from the time of receipt of API through the time such vials of BULK DRUG PRODUCT are shipped to the person or entity responsible for FINAL PACKAGING, or, if the person or entity responsible for FORMULATION AND FILLING is also responsible for FINAL PACKAGING, through the time the conduct of such FINAL PACKAGING begins.

     1.15 "GENTA G3139 PATENT RIGHTS" shall mean the same as set forth in the U.S. Commercialization Agreement.

     1.16 "GOVERNMENTAL AUTHORITY" shall mean any (1) nation, state, county, city, town, village, district or other jurisdiction of any nature; (2) federal, state, local, municipal, foreign or other government; (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal, including an arbitral tribunal); (4) multi-national organization or body; or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power of any nature.

     1.17 "KEY RAW MATERIALS" shall mean (*), and such other raw materials agreed upon by the Parties based on changes in the manufacturing process, volumes or addition of other ACTIVE INGREDIENTS to be manufactured and supplied by GENTA hereunder.

     1.18 "KEY RAW MATERIALS SOURCING" shall mean the acquisition, storage and transportation of all necessary KEY RAW MATERIALS to the person or entity responsible for API PRODUCTION.

     1.19 "MAA" or "Marketing Approval Application" shall mean a marketing authorization application (including or comparable to an NDA), including all supporting

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documentation and data submitted for such application to be accepted for review or approval, filed with the requisite REGULATORY AUTHORITY of any country of the TERRITORY, and requesting approval for commercialization of PRODUCT for a particular indication in such country.

     1.20 "MAA APPROVAL" shall mean, with respect to a particular country in the TERRITORY, approval by the applicable REGULATORY AUTHORITIES in such country of an MAA filed in such country, permitting PRODUCT to be marketed in that country for the indication(s) for which approval is sought, including, if applicable, approval of pricing or reimbursement.

     1.21 "MAJOR COUNTRY" shall mean (*).

     1.22 "MARKETING DISTRIBUTOR" shall mean a THIRD PARTY to whom AVENTIS or its AFFILIATE has granted a right to distribute, market, sell and/or promote PRODUCT.

     1.23 "NDA" shall mean a new drug application, to permit commercial marketing of a product in the United States, pursuant to section 505 of the United States Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, as amended from time to time, as submitted to the FDA, including all amendments, supplements and successor applications, and shall also mean any biological license application (BLA), to permit commercial marketing pursuant to the United States Public Health Service Act.

     1.24 "OTHER MATERIALS" shall mean all such inactive ingredients, vials, stoppers, seals, labels, inserts, folding cartons and/or shipping cartons, and other components as are necessary to be utilized in performance of the PROCESSING ACTIVITIES and to meet the SPECIFICATIONS, but excluding the KEY RAW MATERIALS.

     1.25 "PROCESSING ACTIVITIES" shall mean the processing, testing and other activities undertaken or required to be undertaken by GENTA, or its Subcontractors, in order to manufacture and supply AVENTIS with FINISHED PRODUCT (or, if applicable, BULK DRUG PRODUCT or API), including, without limitation, KEY RAW MATERIALS SOURCING, API PRODUCTION, FORMULATION AND FILLING and FINAL PACKAGING.

     1.26 "PROCESSING FACILITY" shall mean any facility at which any PROCESSING ACTIVITIES occur.

     1.27 "PRODUCT" shall mean (i) the drug product specified in Exhibit 1.27; and (ii) any other drug product containing or comprising API that is included in the definition of "PRODUCT" under the Commercialization Agreements.

     1.28 "QUALITY AGREEMENT" shall mean the technical agreement entered into between GENTA and AVENTIS, as may be amended from time to time, which specifies their respective responsibilities for quality control and quality assurance with respect to PRODUCT, which agreement shall address the items specified in Exhibit 1.28.

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     1.29 "REGULATORY AUTHORITY" shall mean the FDA or any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign, that performs a function for such political subdivision similar to the function performed by the FDA for the United States with regard to the approval, licensing, registration or authorization to test, manufacture, promote, market, distribute, use, store, import, transport or sell a product in the defined territory or political subdivisions, or with respect to the approval of pricing or reimbursement for such product.

     1.30 "REGULATORY STANDARDS" shall mean (i) obtaining and maintaining any and all permits, licenses, filings and certifications required by the FDA or other REGULATORY AUTHORITIES, and compliance with the cGMPs of the FDA or other REGULATORY AUTHORITIES, applicable to any PROCESSING ACTIVITIES or PROCESSING FACILITIES, and (ii) any laws, rules, regulations and standards of any GOVERNMENTAL AUTHORITY, whether within or outside the United States (including, without limitation, the Environmental Protection Agency (EPA), the Occupational Safety and Health Administration (OSHA), the Drug Enforcement Administration
(DEA) and state and local authorities), that apply to any PROCESSING ACTIVITIES or PROCESSING FACILITIES.

     1.31 "SPECIFICATIONS" shall mean the quality assurance and quality release specifications for PRODUCT, as such specifications may be modified from time to time in accordance with the provisions of this AGREEMENT. Exhibit 1.31 sets forth the SPECIFICATIONS for PRODUCT as of the Effective Date, which are the specifications in the U.S. IND for PRODUCT.

     1.32 "SUPPLY CHAIN TEAM" shall have the meaning ascribed to such term in the U.S. Commercialization Agreement.

     1.33 "TECHNICAL INFORMATION" shall mean all know-how, techniques, processes, formulae, methods, equipment specifications, documents and other technical information necessary for proper manufacture, packaging, quality control, release, disposal, storage, handling and/or shipping of KEY RAW MATERIALS, API, BULK DRUG PRODUCT and/or FINISHED PRODUCT, as applicable, including, without limitation, the SPECIFICATIONS and shelf lives for each of the foregoing.

     1.34 "TERRITORY" shall mean all countries of the world.

     1.35 "THIRD PARTY(IES)" shall mean any party other than AVENTIS, GENTA and their AFFILIATES.

     1.36 "WASTE" shall mean any "hazardous substance" and/or "hazardous material" as provided under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), any "hazardous waste" as provided under the Resource Conservation and Recovery Act (RCRA), and/or any other waste material, pollutant and/or contaminant of any kind including, without limitation, any routine process waste or any by-product arising from manufacture of KEY RAW MATERIALS, API, BULK DRUG PRODUCT or FINISHED PRODUCT.

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     1.37 "WORK-IN-PROCESS" shall mean API, BULK DRUG PRODUCT and any KEY RAW
MATERIALS in any form during the performance of any PROCESSING ACTIVITIES.

2. SUPPLY BY GENTA; SUBCONTRACTORS.

     2.1 Commitment to Supply AVENTIS. Subject to the terms and conditions of this AGREEMENT, GENTA shall supply or cause to be supplied, exclusively to AVENTIS, or its designee, FINISHED PRODUCT in such amounts and at such times as AVENTIS may order pursuant to the terms of this AGREEMENT. Unless otherwise specified herein, as between the Parties, GENTA shall be solely responsible for performance of all activities necessary for AVENTIS to be supplied with FINISHED PRODUCT as contemplated hereunder, including, without limitation, all of the PROCESSING ACTIVITIES.

     2.2 Supply of Others. During the term of this AGREEMENT, and thereafter for so long as AVENTIS continues to market and sell PRODUCT, GENTA shall not supply API, BULK DRUG PRODUCT or FINISHED PRODUCT (including any WORK-IN-PROCESS), or any generic versions thereof, to any person or entity other than AVENTIS, or its designees, nor shall GENTA authorize or assist any such other person or entity to manufacture the same; except as expressly permitted under the U.S. Commercialization Agreement.

     2.3 Subcontractors. The identity of each person or entity to whom GENTA subcontracts, sublicenses or otherwise delegates all or any portion of its obligations hereunder, whether AFFILIATES of GENTA or THIRD PARTIES, (collectively, "Subcontractors") shall be subject to the prior written approval of the SUPPLY CHAIN TEAM; provided, however, that use of the Subcontractors identified in Exhibit 2.3 for the PROCESSING ACTIVITIES specified therein shall not require such approval. GENTA shall negotiate and enter into a written agreement with each Subcontractor with respect to the performance of such obligations (each, a "Subcontractor Agreement"). The terms of each such Subcontractor Agreement shall (i) be reasonably consistent with all of the requirements and limitations imposed on GENTA under this AGREEMENT that are relevant to the performance of such obligations, and (ii) afford GENTA the right to terminate such Subcontractor Agreement for cause upon reasonable prior notice. Each Subcontractor Agreement, and any material changes thereto, shall be subject to prior written approval by the SUPPLY CHAIN TEAM, such approval not to be unreasonably withheld. Moreover, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to provide that AVENTIS is a third-party beneficiary of each Subcontractor Agreement; provided, however, that if AVENTIS is not a third-party beneficiary of any Subcontractor Agreement, GENTA shall (i) take such actions as are reasonably necessary to fully enforce the terms of such Subcontractor Agreement against the applicable Subcontractor (including, without limitation, by bringing an action against such Subcontractor for money damages), and (ii) to the extent AVENTIS suffers damages as a result of any act or omission on the part of such Subcontractor, pass through to AVENTIS such recoveries as GENTA shall obtain from such Subcontractor with respect thereto, net of any actual costs incurred by GENTA in collecting such amounts (e.g., attorneys' fees and litigation costs) or any other amounts paid by GENTA to AVENTIS on account thereof.

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     2.4 Subcontractor Oversight. GENTA shall maintain an oversight program, which program shall be approved by the SUPPLY CHAIN TEAM, whereby GENTA measures and evaluates each Subcontractor's performance of any of the PROCESSING ACTIVITIES. Notwithstanding anything to the contrary in this AGREEMENT, any Subcontractor who fails a pre-approval inspection by any REGULATORY AUTHORITY with respect to PRODUCT shall be prohibited from performing any PROCESSING ACTIVITIES hereunder unless and until all problems and issues identified by such REGULATORY AUTHORITY have been corrected to the satisfaction of the SUPPLY CHAIN TEAM. GENTA shall keep the SUPPLY CHAIN TEAM fully informed with respect to such corrections.

     2.5 Coordination with Supply Chain Team. The SUPPLY CHAIN TEAM shall oversee all aspects of the PROCESSING ACTIVITIES, including, without limitation, qualification, validation and other pre-approval activities such as the preparation for any pre-approval inspections by REGULATORY AUTHORITIES. GENTA shall provide, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to provide, the SUPPLY CHAIN TEAM with such assistance and cooperation as the SUPPLY CHAIN TEAM shall reasonably require from time to time in connection therewith. Notwithstanding the SUPPLY CHAIN TEAM's review or approval of any document or activity, each Party shall remain responsible for the fulfillment of its obligations under this AGREEMENT, except as expressly set forth herein.

     2.6 Change of Subcontractors. In accordance with the provisions of the QUALITY AGREEMENT pertaining to change control and upon prior written consent of the SUPPLY CHAIN TEAM, GENTA may change Subcontractors at any time.

     2.7 Further Subcontracting. Except for activities that are ordinarily conducted by third party subcontractors (including, but not limited to, quality control and other similar testing activities), no Subcontractor shall have the right to further subcontract, sublicense or otherwise delegate all or any material portion of the obligations subcontracted, sublicensed or otherwise delegated to it by GENTA without the SUPPLY CHAIN TEAM's prior written approval.

3. PROCESSING ACTIVITIES.

     3.1 Quality Agreement. GENTA and AVENTIS shall enter into the QUALITY AGREEMENT no later than sixty (60) days after the Effective Date, whereupon the QUALITY AGREEMENT shall be appended to and shall supersede Exhibit 1.28 of this AGREEMENT. In the event that the QUALITY AGREEMENT contains material provisions that substantially differ from applicable comparable REGULATORY STANDARDS, the REGULATORY STANDARDS shall control. The SUPPLY CHAIN TEAM shall determine those Subcontractors performing any of the PROCESSING ACTIVITIES with whom GENTA shall enter into written technical or quality agreements for the purpose of performing any of the PROCESSING ACTIVITIES, which agreements shall address and be materially consistent with the provisions of the QUALITY AGREEMENT and this AGREEMENT.

     3.2 Processing Facilities. The PROCESSING ACTIVITIES performed by GENTA or any Subcontractor shall be performed only at such facilities as the SUPPLY CHAIN TEAM shall have approved in writing; provided, however, that performance of the PROCESSING

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ACTIVITIES by the Subcontractors identified in Exhibit 2.3 at the PROCESSING
FACILITIES specified therein shall not require such approval. In accordance with the provisions of the QUALITY AGREEMENT pertaining to change control and upon the SUPPLY CHAIN TEAM's prior written consent, GENTA or its Subcontractors may change the PROCESSING FACILITIES at which all or any portion of the PROCESSING ACTIVITIES contemplated hereunder are performed.

     3.3 Sourcing of Materials. GENTA shall establish, update as necessary and implement, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to establish, update as necessary and implement, inventory management processes and procedures reasonably designed to ensure that GENTA and its Subcontractors are able to obtain, on a timely basis, all KEY RAW MATERIALS and OTHER MATERIALS necessary for performance of the PROCESSING ACTIVITIES as contemplated hereunder. Without limiting the foregoing, GENTA shall enter into, or require its Subcontractors to enter into, written agreements for the supply of all KEY RAW MATERIALS, which written agreements shall be subject to the prior written approval of the SUPPLY CHAIN TEAM.

     3.4 Storage, Use and Segregation of Materials and Product. GENTA shall ensure (or, if the applicable activity is performed by Subcontractors, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to ensure) that all KEY RAW MATERIALS, API, BULK DRUG PRODUCT and FINISHED PRODUCT, as well as any WORK-IN-PROCESS, in GENTA's or its Subcontractors' possession are stored at the applicable PROCESSING FACILITY in accordance with the requirements of this AGREEMENT and any storage instructions provided by the SUPPLY CHAIN TEAM. GENTA shall use (or, if the applicable activity is performed by Subcontractors, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to use) the first-in first-out (FIFO) method of material usage, subject to the prudent and appropriate usage of the first-expiring, first-out
(FEFO) method. GENTA shall ensure (or, if the applicable activity is performed by Subcontractors, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to ensure) that all supplies of KEY RAW MATERIALS, API, BULK DRUG PRODUCT and FINISHED PRODUCT, as well as any WORK-IN-PROCESS, are kept separate from and clearly distinguished from any items or materials held by GENTA or its Subcontractors in connection with any manufacturing, packaging, labeling or other similar activities being conducted for themselves or for THIRD PARTIES. GENTA shall notify AVENTIS immediately upon learning that any THIRD PARTY has asserted any claim, right or title in any KEY RAW MATERIALS, API, BULK DRUG PRODUCT or FINISHED PRODUCT, as well as any WORK-IN-PROCESS, in GENTA's or its Subcontractors' possession.

     3.5 Resources, Equipment and Capacity. GENTA, in consultation with the SUPPLY CHAIN TEAM, shall use COMMERCIALLY REASONABLE EFFORTS to establish, update as necessary and implement, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to establish, update as necessary and implement, processes and procedures reasonably designed to ensure that sufficient manufacturing, formulation and packaging resources, equipment and production capacity is available in order to timely fulfill GENTA's obligations hereunder, including, without limitation, procedures for GENTA to order such API and BULK DRUG PRODUCT as is reasonably necessary to timely fulfill its

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obligations hereunder. In case of a shortage of supply of KEY RAW MATERIALS, or of availability of production capacity for any of the PROCESSING ACTIVITIES, the supply of such materials and the availability of such production capacity within GENTA's control or, to the extent that such Subcontractor has agreed (with GENTA using COMMERCIALLY REASONABLE EFFORTS to obtain such agreement), its Subcontractors' control, shall first be allocated to fulfill AVENTIS' Rolling Forecasts and Firm Orders for FINISHED PRODUCT hereunder.

     3.6 Process Validation. GENTA will require its Subcontractors to complete validation of their equipment, facilities, formulating, manufacturing and packaging processes, cleaning processes and other processes as required by cGMPs and any other applicable REGULATORY STANDARDS so as to ensure that all PROCESSING ACTIVITIES are able to commence in accordance with such requirements by January 1, 2003, except to the extent that the Parties mutually agree to a different filing date for the first NDA that makes it reasonable to postpone such date appropriately (other than due to GENTA's failure to fulfill its obligations under this Section 3.6). To the extent it is necessary to conduct any such validation activities anytime thereafter during the term of this AGREEMENT, GENTA, in consultation with the SUPPLY CHAIN TEAM, shall oversee the proper conduct of such activities. GENTA will routinely assemble and retain, and will require that its Subcontractors assemble and retain, any required validation/qualification documents and validation summary reports pertaining to the PROCESSING ACTIVITIES, for a period of time as agreed under the QUALITY AGREEMENT. GENTA will provide, and will use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to provide, copies of such documents and reports to AVENTIS upon request.

     3.7 Facility Registrations. GENTA shall maintain in good order (or, with respect to activities conducted by Subcontractors, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to maintain in good order) such current Annual Registration of Drug Establishment registrations (form FDA 2656e) granted by the FDA, and any comparable registrations granted by any other REGULATORY AUTHORITY (each, a "Registration), for so long and insofar as is necessary to permit GENTA (or any such Subcontractor) to perform any PROCESSING ACTIVITIES as contemplated hereunder. GENTA will make, and will use COMMERCIALLY REASONABLE EFFORTS to require its Subcontractors to make, copies of such Registrations and all related documents available to AVENTIS and its designees for inspection, upon reasonable request from AVENTIS.

     3.8 Regulatory Communications and Correspondence. GENTA shall require each Subcontractor to promptly notify it, and shall itself promptly notify the SUPPLY CHAIN TEAM, of all communications from the FDA or other REGULATORY AUTHORITIES which may impact or change the PROCESSING ACTIVITIES performed by GENTA or such Subcontractor, or affect the ability of GENTA to comply with its obligations under this AGREEMENT. Without limiting the foregoing, GENTA shall require each Subcontractor to notify it, and shall itself notify the SUPPLY CHAIN TEAM, of any written or oral inquiries, notifications or inspection activities by any REGULATORY AUTHORITY in regard to PRODUCT within (*) business days of GENTA or such Subcontractor, as applicable, obtaining knowledge of such inquiries, notifications or inspection activities. Moreover, GENTA shall require each Subcontractor to furnish it with, and shall itself furnish to the SUPPLY

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CHAIN TEAM, copies of all inspection reports and related correspondence of such
REGULATORY AUTHORITY related to or which might reasonably affect performance of any PROCESSING ACTIVITIES hereunder (including, without limitation, any FDA Form 483 or other inspection reports, warning letters, citations, indictments, claims, lawsuits or proceedings issued or instituted against GENTA or such Subcontractor, or of any revocation of any license or permit issued to GENTA or such Subcontractor) and when such reports and correspondence become available to GENTA, but in any event within (*) days after obtaining knowledge of such inquiries, notifications or inspection activities. GENTA will discuss with the SUPPLY CHAIN TEAM, and will use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to discuss with the SUPPLY CHAIN TEAM, any REGULATORY AUTHORITY comments directly related to and affecting GENTA's or such Subcontractor's performance of any PROCESSING ACTIVITIES, and before GENTA or such Subcontractor submits a final response to such comments, GENTA shall give the SUPPLY CHAIN TEAM, or shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractor to give the SUPPLY CHAIN TEAM, no fewer than (*) business days to comment on its proposed response to such comments, and any resultant SUPPLY CHAIN TEAM comments will be incorporated to the response, if reasonably possible. GENTA shall promptly rectify or resolve, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to promptly rectify or resolve, any deficiencies noted by a REGULATORY AUTHORITY in a report or correspondence issued to GENTA or its Subcontractors that relate to performance of any of the PROCESSING ACTIVITIES.

     3.9 Packaging Materials and Labeling. A reasonable time prior to the FIRST COMMERCIAL SALE in a particular country, and whenever implementing a material change in the packaging materials for FINISHED PRODUCT for any country, AVENTIS shall provide GENTA with the layout of such packaging materials, including all package inserts, labels, artwork, drawings and other elements, and with any associated packaging and labeling specifications, all of which shall be consistent with REGULATORY STANDARDS and the requirements of the Commercialization Agreements. GENTA will establish, update as necessary and implement, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to establish, update as necessary and implement, processes and procedures reasonably designed to ensure that all FINISHED PRODUCT is labeled and packaged in accordance with such packaging and labeling specifications. Except with the prior written approval of the SUPPLY CHAIN TEAM, GENTA shall not include any other packaging or inserts with, or affix any other labeling or artwork to, the FINISHED PRODUCT. If AVENTIS requires GENTA to make any change to such packaging materials within a time period that would not permit GENTA or its Subcontractors to utilize their existing reasonable levels of inventories of such materials through normal manufacturing schedules, AVENTIS will reimburse GENTA for the obsolescence cost of such materials.

     3.10 Manufacturing and Regulatory Changes. The Parties will inform each other with sufficient notice so that the required actions can be taken in due time, of all significant changes to suppliers of KEY RAW MATERIALS and OTHER MATERIALS, formulations, processes, equipment, facilities, specifications, tests or any item that would affect the MAA APPROVAL or any other regulatory filings for PRODUCT. No such material changes shall be implemented without the prior written approval of the SUPPLY CHAIN TEAM. To the extent that GENTA

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actually incurs any costs as a result thereof, such costs shall, if applicable, be charged to AVENTIS pursuant to Section 10.1.5 or 10.8.

     3.11 Accident Reports. GENTA shall require each Subcontractor to promptly notify it, and shall itself promptly notify AVENTIS, of all material accidents related to the manufacture, handling, use or storage of KEY RAW MATERIALS, API, BULK DRUG PRODUCT or FINISHED PRODUCT, as well as any WORK-IN-PROCESS, including, without limitation: (i) accidents resulting in significant personal injury requiring more than first aid treatment, (ii) accidents resulting in chronic illness or loss of consciousness, (iii) accidents resulting in material property damage, (iv) accidents resulting in material environmental release, and
(v) accidents that result in regulatory, safety, health or environmental audits.

     3.12 Handling of Materials; Wastes. GENTA shall require its Subcontractors to inform their employees, contractors and other personnel of any known or reasonably ascertainable chemical hazards associated with the KEY RAW MATERIALS, OTHER MATERIALS, BULK DRUG PRODUCT or FINISHED PRODUCT, or any WASTES generated through performance of the PROCESSING ACTIVITIES, and to provide such persons with reasonable training in the proper methods of handling and disposing of such items. In addition, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to ensure that its Subcontractors handle, accumulate, label, package, ship and dispose of all WASTES generated through performance of the PROCESSING ACTIVITIES in accordance with all applicable laws, rules, regulations and orders of any GOVERNMENTAL AUTHORITY.

     3.13 Documentation. GENTA shall maintain (or, if the applicable activity is performed by Subcontractors, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to maintain) complete and accurate documentation of all validation data, stability testing data, batch records, quality control and laboratory testing and any other data required under cGMPs and other requirements of any relevant GOVERNMENTAL AUTHORITY in connection with the performance of any PROCESSING ACTIVITIES hereunder. GENTA shall provide, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to provide, AVENTIS with such documentation promptly upon AVENTIS' request.

     3.14 Monitoring and Recordkeeping; Operating Procedures. Throughout the term of this AGREEMENT, and for so long thereafter as is reasonably necessary, GENTA shall monitor and maintain, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to monitor and maintain, reasonable records respecting their compliance with cGMPs, including through the establishment and implementation of such operating procedures as are reasonably necessary to assure such compliance. GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to notify it in writing, and will itself notify the SUPPLY CHAIN TEAM in writing, of any significant trend changes in the statistical process control data and/or quality testing results for batches of API, BULK DRUG PRODUCT or FINISHED PRODUCT manufactured for supply to AVENTIS hereunder.

     3.15 Inspection and Audit. GENTA shall permit AVENTIS to inspect and audit (or, if the applicable facility is operated by a Subcontractor, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to permit AVENTIS to inspect and

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audit) (a) those portions of each of PROCESSING FACILITY at which any PROCESSING
ACTIVITIES are performed, and (b) any of GENTA's or its Subcontractors' manufacturing and quality control records and other documentation relating to the PROCESSING ACTIVITIES (including, without limitation, any internal quality control audits or reviews conducted by GENTA or its Subcontractors). Such inspections and audits shall be for the purpose of ascertaining compliance with GENTA's obligations under the QUALITY AGREEMENT and this AGREEMENT, reviewing correspondence, reports, filings and other documents from or to REGULATORY AUTHORITIES to the extent related to the PROCESSING ACTIVITIES, and approving all variances from applicable requirements hereunder or under the QUALITY AGREEMENT. Any information obtained by AVENTIS through such inspections and audits shall be treated as Confidential Information of GENTA. Such audits and inspections shall be conducted at AVENTIS' expense during normal business hours and upon reasonable notice, and in a manner that does not unreasonably interfere with ongoing operations. GENTA shall promptly correct (or, if correction would need to be implemented by a Subcontractor, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractor to promptly correct) any problems or issues identified as a result of any such inspection or audit to the extent that such problems or issues result from a failure to comply with cGMPs (or other applicable REGULATORY STANDARDS). GENTA shall provide AVENTIS with, and use COMMERCIALLY REASONABLE EFFORTS to require its Subcontractors to provide AVENTIS with, reasonable documentary and other evidence of such correction.

     3.16 Annual Product Review. Consistent with the provisions of 21 C.F.R. ss. 211.180(e), GENTA shall conduct an annual product review, as required, for the PRODUCT. GENTA shall use COMMERCIALLY REASONABLE EFFORTS to require its Subcontractors, upon GENTA's reasonable request and expense and in support of an annual product review process, to provide GENTA with the information required under 21 C.F.R. ss. 211.180(e)(1) to permit a review of a representative number of batches of API, BULK DRUG PRODUCT and/or FINISHED PRODUCT, as applicable, whether approved or rejected. Upon the SUPPLY CHAIN TEAM's reasonable request, GENTA shall provide to the SUPPLY CHAIN TEAM copies of all correspondence with REGULATORY AUTHORITIES pertaining to the annual product review in sufficient time for the SUPPLY CHAIN TEAM to comment.

4. FORECASTING AND ORDERING.

     4.1 Long-Range Forecasts. By July 1 of each CALENDAR YEAR, AVENTIS shall provide GENTA with a non-binding good faith estimate of the quantities of FINISHED PRODUCT that AVENTIS foresees it will order from GENTA for each of the next (*) CALENDAR YEARS. Such forecasts shall be for long-range planning purposes only and shall in no way be binding on AVENTIS or GENTA.

     4.2 Rolling Forecasts; Firm Orders.

          4.2.1 By (*), and thereafter by the (*) day of each CALENDAR MONTH, AVENTIS shall provide GENTA with a good-faith written forecast of the quantities of FINISHED PRODUCT that AVENTIS will require from GENTA for the following (*) CALENDAR MONTHS (each, a "Rolling Forecast"). Thus, for example,

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the Rolling Forecast provided by (*) shall cover the CALENDAR MONTHS commencing with (*) and ending with (*).

          4.2.2 AVENTIS' specified requirements for FINISHED PRODUCT for the first (*) CALENDAR MONTHS of each Rolling Forecast shall constitute a binding order for the purchase of the FINISHED PRODUCT (each, a "Firm Order"). The remainder of any Rolling Forecast shall be non-binding; provided, however, that AVENTIS shall be required to place Firm Orders with GENTA for at least (*) of its forecasted requirements for FINISHED PRODUCT for the (*) CALENDAR MONTHS of each Rolling Forecast.

          4.2.3 GENTA shall not be obligated to satisfy that portion of any Firm Order that exceeds (i) AVENTIS' forecasted requirements for FINISHED PRODUCT for each of the (*) CALENDAR MONTHS of any Rolling Forecast by more than (*), and
(ii) AVENTIS' forecasted requirements for FINISHED PRODUCT for each of the (*) CALENDAR MONTHS of any Rolling Forecast by more than (*) (any such amount, the "Excess Portion"). Notwithstanding the foregoing, GENTA shall use, and shall use COMMERCIALLY REASONABLE EFFORTS to require its Subcontractors to use, COMMERCIALLY REASONABLE EFFORTS to satisfy the Excess Portion of any Firm Order.

          4.2.4 Should GENTA in good faith order reasonable quantities of API for use in the production of FINISHED PRODUCT in the amount specified in any Rolling Forecast as being required by AVENTIS during a particular period, and should such API not then be needed to produce FINISHED PRODUCT for supply to AVENTIS during such period due to a reduction by AVENTIS of its requirements of FINISHED PRODUCT, AVENTIS shall reimburse GENTA for the reasonable out-of-pocket cost of required retesting of such API in order to permit its use in producing FINISHED PRODUCT required by AVENTIS for any subsequent period.

     4.3 Purchase Orders.

          4.3.1 Each Rolling Forecast shall be accompanied by one or more purchase orders for FINISHED PRODUCT covered by that portion of the Rolling Forecast constituting a Firm Order (each, a "Purchase Order"). All Purchase Orders shall be for full batch quantities of FINISHED PRODUCT or multiples thereof. Each Purchase Order shall separately state whether the FINISHED PRODUCT covered by such Purchase Order is being ordered by AVENTIS US or AVENTIS IRELAND.

          4.3.2 GENTA shall acknowledge and provide AVENTIS with a written acceptance of each Purchase Order within five (5) business days following GENTA's receipt thereof. GENTA shall be entitled to reject only that portion of any Purchase Order which GENTA will be unable to fill due to the occurrence of a Force Majeure, or which constitutes the Excess Portion of any Firm Order and GENTA, despite its COMMERCIALLY REASONABLE EFFORTS, is unable to supply such Excess Portion.

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          4.3.3 Other than terms respecting quantity, delivery date(s), shipment method and destination(s), the terms and conditions of any Purchase Order submitted by AVENTIS, or written acceptance thereof by GENTA, shall be of no force and effect, whether or not objected to by the other Party, and nothing in any such Purchase Order or written acceptance shall supersede the terms and conditions of this AGREEMENT or the QUALITY AGREEMENT.

     4.4 Addressees for Correspondence. All Rolling Forecasts, Firm Orders, Purchase Orders, written acceptances of Purchase Orders and other notices contemplated under this Section 4 shall be sent to the attention of such persons as each Party may identify to the other in writing from time to time.

     4.5 Clinical and Research Supplies. GENTA shall supply AVENTIS with such quantities of FINISHED PRODUCT, BULK DRUG PRODUCT and/or API as are reasonably requested by AVENTIS in order for it to conduct clinical trials, preclinical studies and other research and development activities with respect to PRODUCT. (*). AVENTIS will reimburse GENTA for the out-of-pocket amounts actually paid by GENTA for such FINISHED PRODUCT, BULK DRUG PRODUCT and/or API, (*).

     4.6 Second Source of Supply. GENTA, in consultation with and subject to the approval of the SUPPLY CHAIN TEAM, shall use COMMERCIALLY REASONABLE EFFORTS to establish or require its Subcontractors to establish second sources of supply for all KEY RAW MATERIALS, API and FINISHED PRODUCT so as to reasonably ensure GENTA's ability to fulfill its obligations to supply FINISHED PRODUCT to AVENTIS hereunder in a timely manner.

     4.7 Delay in Obtaining Regulatory Approval. Notwithstanding anything to the contrary herein, GENTA shall promptly reimburse AVENTIS for (*) of all amounts paid by AVENTIS to GENTA for reasonable quantities of FINISHED PRODUCT purchased or ordered by AVENTIS prior to and in reasonable anticipation of obtaining MAA APPROVAL for PRODUCT in the United States, together with any associated costs and expenses, to the extent AVENTIS is unable to sell such FINISHED PRODUCT at full price because of a delay in obtaining such MAA APPROVAL that results in such FINISHED PRODUCT being expired or unreasonably short dated (i.e., having a remaining shelf life of less than (*)) as of the date such MAA APPROVAL is finally obtained; provided, however, that if such delay is primarily attributable to the fault of AVENTIS, then GENTA shall have no obligation to provide such reimbursement, and provided, further, that if such delay is

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primarily attributable to the fault of GENTA, then GENTA shall be required to reimburse AVENTIS for (*) of such amounts. To the extent GENTA is required to reimburse AVENTIS for any such amounts, AVENTIS shall have the right to deduct such amounts from any amounts due to GENTA hereunder or under the Commercialization Agreements. Nothing in this Section 4.7 shall limit any legal, equitable or other rights or remedies that may be available to either Party on account of any delay in obtaining MAA APPROVAL for PRODUCT which is attributable to the other Party.

5. SHIPPING AND DELIVERY.

     5.1 Shipping and Delivery Dates. On each Purchase Order submitted by AVENTIS, AVENTIS shall specify the requested quantity, delivery date(s), shipment method and destination(s) of FINISHED PRODUCT being ordered. GENTA shall arrange for the delivery of FINISHED PRODUCT to AVENTIS' designated facilities as stated on the Purchase Order and in a manner consistent with good commercial practices, any agreed-upon shipping specifications and the QUALITY AGREEMENT. Any shipment delivered that is within plus or minus (*) of the quantity ordered and plus or minus five (5) calendar days of the delivery date specified on the relevant Purchase Order will be considered as delivered within the ordered quantity and on time.

     5.2 Terms of Delivery. All shipments of FINISHED PRODUCT to AVENTIS shall be by a carrier selected by AVENTIS, FCA (Incoterms 2000) the PROCESSING FACILITY at which FINAL PACKAGING is completed. If AVENTIS does not timely indicate in writing its selection of a carrier to GENTA, GENTA shall be entitled to select an appropriate carrier. Unless otherwise instructed by AVENTIS, GENTA shall arrange for appropriate insurance coverage for all shipments of FINISHED PRODUCT to AVENTIS' designated facility as stated on the Purchase Order. Title to all FINISHED PRODUCT shipped on behalf of AVENTIS US shall transfer to AVENTIS US, whereas title to all FINISHED PRODUCT shipped on behalf of AVENTIS IRELAND shall transfer to AVENTIS IRELAND.

     5.3 Shipping Costs. AVENTIS shall pay all costs, expenses, taxes, levies, tariffs, brokerage fees, insurance premiums and other costs and charges assessed or levied in connection with the transportation of FINISHED PRODUCT from the PROCESSING FACILITY at which FINAL PACKAGING is completed (or, if BULK DRUG PRODUCT is shipped to AVENTIS, where FORMULATION AND FILLING is completed and, if API is shipped to AVENTIS, where API PRODUCTION is completed) to AVENTIS' designated facility (the "Shipping Costs"). If GENTA pays any of the Shipping Costs on behalf of AVENTIS, then GENTA shall invoice such Shipping Costs to AVENTIS and AVENTIS shall pay such costs in accordance with the provisions of
Section 11 below.

     5.4 Shelf Life. All FINISHED PRODUCT supplied to AVENTIS shall have the longest remaining shelf life reasonably possible, but in any event a minimum of (*) of its remaining shelf life if the total shelf life is less than (*), or a minimum of (*) of its remaining shelf life if the total shelf life is equal to or greater than (*), unless otherwise agreed in writing by AVENTIS on a case-by-case or lot-by-lot basis.

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     5.5 Accompanying Documentation. With each shipment of FINISHED PRODUCT,
GENTA shall provide AVENTIS with commercially appropriate shipping documentation, including, without limitation, bills of lading, and with such certificates of conformance and other appropriate documentation identifying the applicable batch numbers, indicating conformance of the shipment with the SPECIFICATIONS, the QUALITY AGREEMENT and all REGULATORY STANDARDS, and, at AVENTIS' request, GENTA shall provide AVENTIS with reasonable access to any applicable supporting data.

     5.6 Release of Shipments. Unless otherwise agreed in writing by the Parties, GENTA shall not ship or permit any Subcontractor to ship FINISHED PRODUCT to AVENTIS until such time as GENTA has provided AVENTIS with all required release documents and, if AVENTIS is responsible for the release of such FINISHED PRODUCT, AVENTIS has notified GENTA that the FINISHED PRODUCT is released for shipment in accordance with the provisions of the QUALITY AGREEMENT.

     5.7 Retention of Samples. GENTA shall properly store and retain (or, if storage by its Subcontractors would be customary, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to properly store and retain) appropriate samples (identified by batch number) of (a) FINISHED PRODUCT that it supplies to AVENTIS, (b) all API and BULK DRUG PRODUCT used in the production of FINISHED PRODUCT, and (c) all KEY RAW MATERIALS and OTHER MATERIALS (except water, compressed gases and highly volatile compounds) used to manufacture, formulate or package API, BULK DRUG PRODUCT and FINISHED PRODUCT, in each case in conditions and for times consistent with all applicable REGULATORY STANDARDS and to permit appropriate or required internal and regulatory checks and references (collectively, the "Shipment Samples"). GENTA shall provide, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to provide, AVENTIS with reasonable access to and portions of the Shipment Samples for testing and other purposes upon its request.

     5.8 No Other Disposition. Except as expressly permitted hereunder or under the U.S. Commercialization Agreement, no disposition or disposal of any FINISHED PRODUCT, BULK DRUG PRODUCT or API to AVENTIS or otherwise, shall be made by GENTA or any of its Subcontractors without the advance approval of the SUPPLY CHAIN TEAM.

6. INSPECTION AND DEFECTIVE PRODUCTS.

     6.1 Inspection by AVENTIS.

          6.1.1 Within thirty (30) days following its receipt of a shipment of FINISHED PRODUCT, AVENTIS shall inspect (or have inspected) such shipment for transport damages, shortage and, as far as reasonably practicable, any other defects. AVENTIS shall notify GENTA of any such damages, shortage and other defects discovered by AVENTIS promptly following AVENTIS' discovery thereof, but in any event within thirty (30) days.

          6.1.2 With respect to any FINISHED PRODUCT that AVENTIS is responsible for the release of, within forty-five (45) days following its receipt of a shipment of FINISHED PRODUCT, AVENTIS shall perform (or have performed) such quality control testing on the

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FINISHED PRODUCT as is required to be performed by AVENTIS under the QUALITY
AGREEMENT in order to determine whether the FINISHED PRODUCT conforms to the SPECIFICATIONS. AVENTIS shall notify GENTA of any non-conformance with the SPECIFICATIONS discovered by AVENTIS promptly following AVENTIS' discovery thereof, but in any event within forty-five (45) days.

          6.1.3 If notice is not given by AVENTIS pursuant to Section 6.1.1 or
Section 6.1.2 within the time periods set forth therein, then the shipment shall be deemed accepted by AVENTIS for purposes of this Section 6 and, except as provided in Section 6.2, may not be rejected pursuant to Section 6.3 or Section 6.4.

     6.2 Latent Defects. In the case of FINISHED PRODUCT with defects not readily discoverable prior to the shipment of any FINISHED PRODUCT to AVENTIS, or thereafter within the time periods specified in Section 6.1 above, each Party shall notify the other Party of any such defects discovered by such Party promptly following such Party's discovery thereof.

     6.3 Defective Products.

          6.3.1 In any case where AVENTIS expects to reject or otherwise make a claim against GENTA with respect to damaged, non-conforming or otherwise defective FINISHED PRODUCT, GENTA shall be offered a reasonable opportunity to offer proof or evidence as to why such FINISHED PRODUCT should not be rejected and to inspect and/or test such FINISHED PRODUCT.

          6.3.2 In the event of any dispute as to whether FINISHED PRODUCT may be rightfully rejected by AVENTIS, such FINISHED PRODUCT shall be tested for conformance with the applicable SPECIFICATIONS and acceptance criteria by an independent testing organization mutually acceptable to both Parties, which analysis shall be binding on AVENTIS and GENTA solely for the purpose of determining whether such FINISHED PRODUCT may be rightfully rejected as non-conforming, damaged or otherwise defective. The fees and expenses charged by such independent testing organization shall be paid by the Party in error.

          6.3.3 All or part of any shipment of FINISHED PRODUCT determined to have been rightfully rejected by AVENTIS shall be held by AVENTIS for a period of sixty (60) days following notice to GENTA for proper disposal by GENTA, at GENTA's expense. If GENTA does not provide instructions for disposition of the FINISHED PRODUCT within such sixty (60) day period then AVENTIS may dispose of such FINISHED PRODUCT and GENTA shall either pay or reimburse AVENTIS for all costs and expenses incurred by AVENTIS in connection with the disposition of such FINISHED PRODUCT.

     6.4 Remedies. In the event AVENTIS receives FINISHED PRODUCT from GENTA that is non-conforming or otherwise defective, AVENTIS may elect for GENTA to replace such non-conforming or otherwise defective FINISHED PRODUCT with an equal quantity of FINISHED PRODUCT that conforms to the SPECIFICATIONS and is not otherwise defective. If AVENTIS requests GENTA to replace such non-conforming or otherwise defective FINISHED PRODUCT as set forth above, GENTA shall replace such FINISHED PRODUCT as soon as is reasonably possible at no additional cost to AVENTIS. Nothing in this Section 6.4

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shall limit any legal, equitable or other rights or remedies that may be available to AVENTIS on account of GENTA's delivery to AVENTIS of FINISHED PRODUCT that is non-conforming or otherwise defective.

     6.5 Risk of Expiry. Subject to compliance by AVENTIS with its requirements under this AGREEMENT and the QUALITY AGREEMENT, the risk of expiry of FINISHED PRODUCT not yet delivered to AVENTIS shall be borne exclusively by GENTA.

7. FAILURE TO SUPPLY.

     7.1 Notice of Inability to Supply. GENTA shall immediately notify AVENTIS in writing if and when GENTA determines that it will be unable to satisfy, or if GENTA receives any information reasonably suggesting that it might be unable to satisfy, all or any portion of a Rolling Forecast or Firm Order, including the Excess Portion of any Firm Order. In particular, GENTA shall immediately inform AVENTIS of any notice, written or oral, received from any of its Subcontractors regarding a possible shortage or inability to obtain or supply FINISHED PRODUCT, BULK DRUG PRODUCT, API or any components or materials used in the manufacture thereof.

     7.2 Consequences of Failure. In the case of any material failure or anticipated material failure of GENTA to supply FINISHED PRODUCT meeting the requirements of this AGREEMENT in the quantities and within the time periods specified in AVENTIS' Firm Orders and Purchase Orders (each, a "Failure"), GENTA shall use COMMERCIALLY REASONABLE EFFORTS, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to, remedy the Failure and resume supplying acceptable FINISHED PRODUCT to AVENTIS as soon as is reasonably possible, and/or, upon AVENTIS' request, to fully cooperate with AVENTIS to secure adequate supplies of FINISHED PRODUCT from alternative sources. Moreover, in the event of any Failure that is not attributable to AVENTIS and that results in the material cancellation of PRODUCT orders, AVENTIS shall be relieved from its obligations under this AGREEMENT to purchase any quantities of FINISHED PRODUCT identified in any outstanding committed portions of Rolling Forecasts, Firm Orders or Purchase Orders to the extent such FINISHED PRODUCT cannot reasonably be sold without AVENTIS incurring a loss.

     7.3 Costs Attributable to a Failure. GENTA shall use COMMERCIALLY REASONABLE EFFORTS to ensure that its Subcontractors have substantial incentives to avoid any Failure. (*).

     7.4 Reservation of Rights. Nothing in this Section 7 shall limit any legal, equitable or other rights or remedies that may be available to AVENTIS on account of any Failure.

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8. DISCONTINUANCE OF SALES; PRODUCT RECALL.

     8.1 Discontinuance of Sales. AVENTIS, at any time and without liability to GENTA, shall be entitled to cease, permanently or temporarily, sales of FINISHED PRODUCT in any country if continued sales of FINISHED PRODUCT in such country would be in violation of any applicable laws or regulations, or if the SUPPLY CHAIN TEAM determines that there is an ethically valid reason to cease such sales based on medical or scientific concerns relating to such FINISHED PRODUCT.

     8.2 Product Recall. The Parties shall handle any recall or other corrective action with respect to FINISHED PRODUCT in accordance with the provisions of the Commercialization Agreements.

     8.3 Continuing Obligations; Reimbursement of Costs.

          8.3.1 Recall Attributable to GENTA. In the event of a withdrawal or recall of FINISHED PRODUCT pursuant to this Section 8 that is attributable predominantly to the fault of GENTA, AVENTIS shall have the right to cancel any Rolling Forecasts, Firm Orders and Purchase Orders already submitted, and AVENTIS shall have no obligations or liabilities with respect to any FINISHED PRODUCT not yet shipped to AVENTIS, or for any KEY RAW MATERIALS, OTHER MATERIALS, API or BULK DRUG PRODUCT used or ordered in anticipation of fulfilling any such Rolling Forecasts, Firm Orders or Purchase Orders.

          8.3.2 Recall Attributable to AVENTIS. In the event of a withdrawal or recall pursuant to this Section 8 that is attributable predominantly to the fault of AVENTIS:

               (a) Unless otherwise instructed by AVENTIS, GENTA shall complete or cause the completion of all PROCESSING ACTIVITIES with respect to any FINISHED PRODUCT that is in the process of being manufactured by GENTA or its Subcontractors on the date that GENTA receives notice from AVENTIS of the withdrawal or recall. Whether AVENTIS gives any instruction to the contrary or not, all such FINISHED PRODUCT required to fill any outstanding committed portions of Rolling Forecasts, Firm Orders and Purchase Orders of AVENTIS shall be invoiced in full to and paid for by AVENTIS in accordance with the terms of this AGREEMENT.

               (b) Unless otherwise instructed by AVENTIS, AVENTIS shall be deemed to have canceled all Rolling Forecasts, Firm Orders and Purchase Orders for FINISHED PRODUCT not already in the process of being manufactured by GENTA or its Subcontractors on the date that GENTA receives notice from AVENTIS of the withdrawal or recall.

               (c) AVENTIS shall reimburse GENTA for any costs incurred by GENTA (or to which GENTA is irrevocably committed) in connection with any PROCESSING ACTIVITIES undertaken by GENTA or its Subcontractors in reasonable anticipation of providing any quantities of FINISHED PRODUCT AVENTIS has committed to purchase under any committed portion of a Rolling Forecast, Firm Order or Purchase Order applicable at the time GENTA receives notice from AVENTIS of the withdrawal or recall.

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          8.3.3 No Fault Recall. In the event of a withdrawal or recall pursuant to this Section 8 that is not attributable predominantly to the fault of AVENTIS, or of GENTA or its Subcontractors:

               (a) Unless otherwise instructed by AVENTIS, GENTA shall complete or cause the completion of all PROCESSING ACTIVITIES with respect to any FINISHED PRODUCT that is in the process of being manufactured by GENTA or its Subcontractors on the date that GENTA receives notice from AVENTIS of the withdrawal or recall. Whether AVENTIS gives any instruction to the contrary or not, all such FINISHED PRODUCT required to fill any outstanding committed portions of Rolling Forecasts, Firm Orders and Purchase Orders of AVENTIS shall be invoiced at (*) of full cost to and paid for by AVENTIS in accordance with the terms of this AGREEMENT.

               (b) Unless otherwise instructed by AVENTIS, AVENTIS shall be deemed to have canceled all Rolling Forecasts, Firm Orders and Purchase Orders for FINISHED PRODUCT not already in the process of being manufactured by GENTA or its Subcontractors on the date that GENTA receives notice from AVENTIS of the withdrawal or recall.

               (c) AVENTIS shall reimburse GENTA for (*) of any costs incurred by GENTA (or to which GENTA is irrevocably committed) in connection with any PROCESSING ACTIVITIES undertaken by GENTA or its Subcontractors in reasonable anticipation of providing any quantities of FINISHED PRODUCT AVENTIS has committed to purchase under any committed portion of a Rolling Forecast, Firm Order or Purchase Order applicable at the time GENTA receives notice from AVENTIS of the withdrawal or recall.

9. ASSUMPTION OF PROCESSING ACTIVITIES BY AVENTIS.

     9.1 Notice of Assumption. AVENTIS shall have the right to assume responsibility for the performance of any or all of the PROCESSING ACTIVITIES, for one or more countries, upon written notice to GENTA given reasonably in advance of the date such assumption of responsibility is to become effective; provided, however, that AVENTIS shall have the right to assume responsibility for the performance of any PROCESSING ACTIVITIES responsible for causing a Failure that is not attributable to AVENTIS promptly following written notice to GENTA, said notice to be given at any time following such Failure up to the time that AVENTIS determines that the Failure has been remedied and is unlikely to recur. Notwithstanding the foregoing, AVENTIS' assumption of responsibility for the performance of all or any portion of any PROCESSING ACTIVITY then-being conducted by a Subcontractor shall be subject to any then-outstanding obligations of GENTA under the applicable Subcontractor Agreement with such Subcontractor, including, without limitation, any amounts required to be paid by GENTA to the Subcontractor on account of the early termination of such Subcontractor Agreement.

     9.2 Transfer of Technical Information. Promptly following AVENTIS' provision to GENTA of any notice that AVENTIS has elected to assume responsibility for performance of specified PROCESSING ACTIVITIES, GENTA shall transfer to AVENTIS or its designee, or, to the extent permitted under the applicable Subcontractor Agreement, arrange for the applicable Subcontractor to transfer to AVENTIS or its designee, of all TECHNICAL INFORMATION, regulatory information and other information and materials reasonably necessary for AVENTIS

(*)  Represents language that is redacted and subject to Confidential Treatment.


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to assume responsibility for performance of such activities, and the Parties shall establish such operational procedures as are reasonably necessary for AVENTIS or its designee to assume such responsibility. Such transfer shall include, without limitation, reasonable time to consult with GENTA's technical personnel (and, to the extent available, its Subcontractors' technical personnel) on the specified PROCESSING ACTIVITIES, and to observe GENTA's performance (and, to the extent permitted, its Subcontractors' performance) of such activities in actual practice, both during the during the transfer and for a minimum period of twelve (12) months thereafter. GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to provide AVENTIS or its designee with such access to such personnel and activities. AVENTIS shall bear the reasonable out-of-pocket costs and expenses incurred by GENTA in connection with facilitating the transfer of any PROCESSING ACTIVITIES to AVENTIS or its designee, including any such amounts payable to the Subcontractor from whom such responsibility is being assumed.

     9.3 License Rights. Effective at such time as AVENTIS assumes responsibility for the performance of any PROCESSING ACTIVITIES as contemplated hereunder, GENTA shall grant to AVENTIS or its designee, (or, if the applicable activities are being performed by a Subcontractor, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to cause such Subcontractors to grant to AVENTIS or its designee) such license and other rights are as reasonably necessary for AVENTIS or its designee to perform such activities, including, without limitation, the right to reference any approvals or filings of GENTA or its Subcontractors in relation to API, BULK DRUG PRODUCT or FINISHED PRODUCT. (*). The Parties shall promptly enter into such agreements and other documents as may be reasonably necessary to document the aforesaid grant of license or other rights to AVENTIS or its designee.

     9.4 Transfer of Responsibility. Unless and until transfer of the TECHNICAL INFORMATION for any specified PROCESSING ACTIVITIES has been transferred to AVENTIS or its designee and AVENTIS shall have acknowledged in writing to GENTA that AVENTIS or its designee is ready to assume responsibility for such PROCESSING ACTIVITIES (such acknowledgment not to be unreasonably withheld), GENTA shall remain responsible for such activity hereunder. Upon AVENTIS' or its designee's assumption of such PROCESSING ACTIVITIES, GENTA shall be relieved from its obligations hereunder as they apply to such activity and the Parties shall in good faith amend this AGREEMENT to take into consideration AVENTIS' or its designee's assumption of such PROCESSING ACTIVITIES.

     9.5 Supply of Bulk Drug Product and/or API. Should AVENTIS take over any of the PROCESSING ACTIVITIES such that GENTA would need to supply AVENTIS with BULK DRUG PRODUCT and/or API in lieu of FINISHED PRODUCT, the provisions of this AGREEMENT applicable to the supply of FINISHED PRODUCT to AVENTIS hereunder shall instead apply to the supply of such BULK DRUG PRODUCT and/or API; and, if GENTA supplies AVENTIS with API, the forecasting and firm order procedures set forth in Section 4 of this AGREEMENT shall be modified appropriately to reflect that fact.

(*)  Represents language that is redacted and subject to Confidential Treatment.


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     9.6 Other Agreements. Notwithstanding anything to the contrary in this
Section 9, AVENTIS' rights under this Section 9 to assume responsibility for any PROCESSING ACTIVITIES shall be subject to the terms of the Commercialization Agreements and the GENTA THIRD PARTY AGREEMENTS referenced therein.

     9.7 HSR Compliance. To the extent AVENTIS assumes any PROCESSING ACTIVITIES under this Section 9, the Parties shall review the situation to determine the applicability or need for a Hart-Scott-Rodino filing, and shall coordinate their efforts in relation thereto.

10. PRICING FOR FINISHED PRODUCT.

     10.1 Calculation of Supply Price. The price for FINISHED PRODUCT supplied by GENTA to AVENTIS other than under Section 4.5 above (the "Supply Price") shall be GENTA's actual cost for such FINISHED PRODUCT as defined in this
Section 10.1.

          10.1.1 API Production. The Supply Price shall include the out-of-pocket amounts actually paid by GENTA to its Subcontractors for API used to manufacture FINISHED PRODUCT supplied to AVENTIS hereunder. The Supply Price shall also include reasonable testing, freight, warehousing and insurance costs associated with API PRODUCTION and the shipment of API to the person or entity responsible for FORMULATION AND FILLING, to the extent separately invoiced to GENTA and not otherwise already built into the amounts charged to GENTA by such Subcontractors.

          10.1.2 Formulation and Filling. The Supply Price shall include the out-of-pocket amounts actually paid by GENTA to its Subcontractors for FORMULATION AND FILLING resulting in BULK DRUG PRODUCT that is used to manufacture FINISHED PRODUCT supplied to AVENTIS hereunder. The Supply Price shall also include reasonable testing, freight, warehousing and insurance costs associated with FORMULATION AND FILLING and the shipment of BULK DRUG PRODUCT to the person or entity responsible for FINAL PACKAGING (if necessary), to the extent separately invoiced to GENTA and not otherwise already built into the amounts charged to GENTA by such Subcontractors.

          10.1.3 Final Packaging. The Supply Price shall include the out-of-pocket amounts actually paid by GENTA to its Subcontractors for FINAL PACKAGING of FINISHED PRODUCT supplied to AVENTIS hereunder. The Supply Price shall also include reasonable testing and warehousing costs associated with FINAL PACKAGING and the storage of FINISHED PRODUCT prior to its shipment to AVENTIS or its designee, to the extent separately invoiced to GENTA and not otherwise already built into the amounts charged to GENTA by such Subcontractors.

          10.1.4 Materials Sourcing. In the event GENTA separately purchases KEY RAW MATERIALS or OTHER MATERIALS for use by its Subcontractors in the manufacture of API, BULK DRUG PRODUCT and/or FINISHED PRODUCT, the Supply Price shall include the out-of-pocket amounts actually paid by GENTA to THIRD PARTIES for reasonable quantities of any such KEY RAW MATERIALS and OTHER MATERIALS that are used in the manufacture of API, BULK DRUG PRODUCT and/or FINISHED PRODUCT actually supplied

(*)  Represents language that is redacted and subject to Confidential Treatment.

to AVENTIS hereunder, to the extent the cost of such KEY RAW MATERIALS and OTHER MATERIALS is not otherwise already built into the Supply Price. The Supply Price shall also include reasonable testing, freight, warehousing and insurance costs associated with acquiring, storing and using such KEY RAW MATERIALS or OTHER MATERIALS and the shipment of such KEY RAW MATERIALS or OTHER MATERIALS to the Subcontractor requiring them, to the extent separately invoiced to GENTA by THIRD PARTIES.

          10.1.5 Process Changes. To the extent GENTA is required to make any out-of-pocket contribution (excluding any capital investment) in order to implement any manufacturing process changes described and approved under Section
3.10 above (other than mandatory regulatory changes described in Section 10.8) and GENTA is otherwise unable to recover such contribution (under Section 10.1.6 or otherwise), then GENTA, notwithstanding Section 10.1.8, shall be entitled to recover one hundred percent (100%) of such out-of-pocket contribution by maintaining the Supply Price in effect prior to such change until completing such recovery, whereupon the Supply Price shall be reduced as otherwise set forth in this Section 10.1

          10.1.6 Supply Chain Management. The Supply Price shall include a reasonable allocation for the specific internal costs and expenses of GENTA that are required to directly support the manufacture of FINISHED PRODUCT, to the extent not otherwise already built into the Supply Price or duplicating activities performed by any Subcontractor. Examples of such activities include, but are not necessarily limited to, supply chain production planning, the formulation and placement of orders with Subcontractor, the management of inventories throughout the supply chain process, quality control/quality assurance, regulatory and Subcontractor oversight and cost accounting. GENTA and AVENTIS shall mutually agree in good faith on such costs and expenses as well as mechanisms for allocating such costs and expenses to the Supply Price. The amount of resources utilized by GENTA in connection with carrying out these support activities and the cost of such resources shall be proportional to the volume and level of manufacturing activity. Should GENTA hire any third-party contractors to conduct such activities on behalf of GENTA, the reasonable out-of-pocket amounts paid by GENTA to such third-party contractors shall be included in the Supply Price to the extent not otherwise already built into such price or covering activities performed by any Subcontractor.

          10.1.7 Related Party Transactions. Notwithstanding the foregoing, the Supply Price shall exclude any amounts charged to GENTA by any related party (including, without limitation, any joint venture entity) that are in excess of the amounts that would have been charged to GENTA by an unrelated party in a corresponding arms' length transaction; provided, however, that AVENTIS shall be deemed to have accepted as an arm's length transaction any payment obligations under an agreement approved in writing by AVENTIS or the SUPPLY CHAIN TEAM.

          10.1.8 Recaptured Amounts. Notwithstanding the foregoing, the Supply Price shall exclude any amounts charged to GENTA that have been recaptured by GENTA which are attributable to FINISHED PRODUCT, BULK DRUG PRODUCT, API and/or any other PROCESSING ACTIVITIES conducted hereunder, whether due to process improvements, cost efficiencies or any other changed circumstances and regardless of the manner in which such amounts are recaptured, including, without limitation, amounts recaptured in the form of dividends, offsets, retroactive price reductions, rebates, gain sharing payments, issuances of

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                                     - 23 -
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equity, loan forgiveness, payments based on late delivery of API or other amounts paid to GENTA through any joint venture or by any other person or entity (collectively, "Recaptured Amounts"). For clarification purposes, "Recaptured Amounts" shall not include any amounts received by GENTA as repayment (with interest at a commercial rate) for any capital, monies or consideration previously provided by GENTA.

          10.1.9 No Other Costs. Except as otherwise expressly permitted under this AGREEMENT, the Supply Price shall exclude any amounts in addition to those expressly permitted under this Section 10.1. Without limiting the foregoing, the Supply Price shall exclude any assessments and recharges which cannot be reasonably identified to a specific activity supporting the manufacture of FINISHED PRODUCT and/or which are not in direct support of the manufacturing process, such as charges for corporate management, corporate services or general overhead, and any costs to GENTA for investment capital related to the construction, startup, qualification or validation of any PROCESSING FACILITIES, or financing costs related to the purchase or storage of any inventory of KEY RAW MATERIALS or OTHER MATERIALS, API, BULK DRUG PRODUCT or FINISHED PRODUCT.

          10.1.10 Subcontractor Decisionmaking. GENTA shall obtain AVENTIS' or the SUPPLY CHAIN TEAM's approval before GENTA takes any actions within its control or discretion under any Subcontractor Agreement that would have the effect of materially increasing (or, if applicable, not materially reducing where such reduction is available) the Supply Price. To the extent GENTA violates the foregoing sentence without having obtained AVENTIS' or the SUPPLY CHAIN TEAM's approval, and AVENTIS does not reasonably believe such action was reasonable, then the incremental amounts charged to GENTA on account thereof shall be excluded from the Supply Price.

          10.1.11 Other Subcontractor Relationships. If GENTA establishes a joint venture or other similar relationship with a Subcontractor in order to conduct any of the PROCESSING ACTIVITIES, and if GENTA and such Subcontractor, through such joint venture or other similar relationship, also offer to sell products or services to THIRD PARTIES, GENTA agrees not to utilize such joint venture or other similar relationship in a manner that is intended to disadvantage the Supply Price in order to benefit sales or prices of other products or sales offered for sale by GENTA to such THIRD PARTIES (including without limitation disproportionately allocating costs or benefits in favor of such other products).

     10.2 Forecasted Supply Price. Within forty-five (45) days following the Effective Date, the Parties shall calculate a forecasted per-unit Supply Price for FINISHED PRODUCT, BULK DRUG PRODUCT and/or API that shall apply for the remainder of CALENDAR YEAR 2002. At least three (3) months prior to the beginning of each subsequent CALENDAR YEAR, the Parties shall calculate a forecasted per-unit Supply Price for FINISHED PRODUCT, BULK DRUG PRODUCT and/or API that shall apply for such CALENDAR YEAR. Such forecasted per-unit Supply Price for the remainder of CALENDAR YEAR 2002 and for each subsequent CALENDAR YEAR shall be referred to herein as the "Forecasted Supply Price." The Forecasted Supply Price for FINISHED PRODUCT, BULK DRUG PRODUCT and/or API shall be a good faith estimate of what the Parties believe the average per-unit Supply Price will be for FINISHED PRODUCT, BULK DRUG PRODUCT and/or API supplied to AVENTIS for such CALENDAR YEAR, and shall take into consideration any actual or anticipated process

(*)  Represents language that is redacted and subject to Confidential Treatment.


                                     - 24 -
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improvements, cost efficiencies or other changes that are likely to have an impact on the Supply Price for such CALENDAR YEAR. Unless otherwise agreed by the Parties, AVENTIS shall be invoiced at the Forecasted Supply Price for all FINISHED PRODUCT, BULK DRUG PRODUCT and/or API supplied by GENTA during such CALENDAR YEAR, subject to the true-up in Section 10.3.

     10.3 True-Up of Supply Price. Within fifteen (15) days following the end of the first and last semi-annual period of each CALENDAR YEAR (i.e., within 15 days after June 30 and December 31 of each CALENDAR YEAR), GENTA shall provide AVENTIS a preliminary report estimating the following: (i) GENTA's calculation of the actual Supply Price for each shipment of FINISHED PRODUCT, BULK DRUG PRODUCT and/or API supplied to AVENTIS during such semi-annual period (the "Actual Shipment Supply Price"), which calculation shall include a reasonably detailed breakdown of the components of the Actual Shipment Supply Price, including, without limitation, the items described in Section 10.1.6, (ii) the amount by which the Forecasted Supply Price exceeded or was less than the Actual Shipment Supply Price for such shipment (the "Shipment Supply Price Deviation"), and (iii) a reconciliation of all of the Shipment Supply Price Deviations for such semi-annual period, with separate reconciliations for both AVENTIS US and AVENTIS IRELAND, so as to determine a single amount that either GENTA or AVENTIS US is required to pay to the other, and a single amount that either GENTA or AVENTIS IRELAND is required to pay to the other, by reason of such reconciliations resulting in Shipment Supply Price Deviations that are positive or negative. To the extent that volume estimates are needed for such calculation, annualized volumes shall be utilized. Amounts required to be paid shall be paid by the Party or Parties owing them to the Party or Parties entitled to receive them in accordance with the provisions of Section 11.3 below. Within forty-five (45) days following the end of the first and last semi-annual period of each CALENDAR YEAR (i.e., within 45 days after June 30 and December 31 of each CALENDAR YEAR), GENTA shall provide AVENTIS with a written report including GENTA's final determination of the figures set forth in the preliminary report referenced above.

     10.4 Subsequent Adjustments. Should GENTA obtain the benefit of any Recaptured Amounts for a particular semi-annual period following the true-up described in Section 10.3 above, GENTA shall immediately notify AVENTIS thereof. Such Recaptured Amounts shall, at AVENTIS' option, be passed through to AVENTIS as part of the next succeeding true-up of the Supply Price under Section 10.3 above, or in the form of an immediate payment to AVENTIS.

     10.5 Process Improvements and Cost Efficiencies. GENTA shall be committed to developing and implementing, and shall use COMMERCIALLY REASONABLE EFFORTS to cause its Subcontractors to commit to develop and implement, continuous cost, quality and customer service improvement programs by seeking productivity improvements, by minimizing waste and improving yields, by purchasing quality materials at lower cost, by improving manufacturing processes, by streamlining organizational processes, by reducing cycle times and lead times and the like, and through such other means as the SUPPLY CHAIN TEAM shall mandate from time to time. At the end of each CALENDAR YEAR, the Parties, in coordination with the SUPPLY CHAIN TEAM, shall meet to discuss and set targets and goals of cost reductions and quality and customer service improvements for the following CALENDAR YEAR.

(*)  Represents language that is redacted and subject to Confidential Treatment.


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     10.6 Competitive Pricing. GENTA shall use COMMERCIALLY REASONABLE EFFORTS to ensure the most competitive Supply Price for FINISHED PRODUCT relative to other products of similar quantity and quality. In this regard, GENTA shall use COMMERCIALLY REASONABLE EFFORTS to obtain such competing price quotes and conduct such benchmarking studies with respect to the PROCESSING ACTIVITIES as the SUPPLY CHAIN TEAM shall reasonably request from time to time. If AVENTIS or the SUPPLY CHAIN TEAM are able to find an alternative supplier that would provide FINISHED PRODUCT or its components at a price that is at least (*) less than the current price, then GENTA, in coordination with the SUPPLY CHAIN TEAM, shall use COMMERCIALLY REASONABLE EFFORTS to either have its existing Subcontractors match the lower price, or take steps to change such Subcontractors to achieve the most competitive price for similar quantities and quality of FINISHED PRODUCT or such components.

     10.7 GENTA Internal Assumption of Processing Activities. To the extent that GENTA desires to undertake any of the PROCESSING ACTIVITIES internally as opposed to through Subcontractors, GENTA shall provide the SUPPLY CHAIN TEAM with written notice thereof. Thereupon, the Parties, in coordination with the SUPPLY CHAIN TEAM, shall evaluate GENTA's request and, if appropriate, establish a plan for GENTA to so undertake such activities. In such event, the Parties shall in good faith adjust the terms of this AGREEMENT, including the method of calculating the Supply Price, to take into consideration GENTA's internal assumption of such PROCESSING ACTIVITIES. Said adjustment shall be designed to permit GENTA to recover its standard costs associated with such PROCESSING ACTIVITIES, which standard costs shall be those normally be capitalized as inventoriable costs under generally accepted accounting principles, consistently applied.

     10.8 Regulatory Changes. To the extent GENTA is required to make any out-of-pocket contribution (excluding any capital investment) in order to implement any mandatory regulatory changes described under Section 3.10 and GENTA is otherwise unable to recover (*) of such contribution, then GENTA shall be entitled to recover of such contribution. GENTA shall invoice AVENTIS for such contribution at the end of the CALENDAR QUARTER during which such change first becomes effective and AVENTIS shall pay such invoiced amount in accordance with the provisions of Section 11.3.

     10.9 (*).

          10.9.1 (*)

               (a) (*)

               (b) (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.


                                     - 26 -
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(*)

               (c) (*)

               (d) (*)

               (e) (*)

          10.9.2 (*)

          10.9.3 (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.


                                     - 27 -
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(*)

          10.9.4 (*)

          10.9.5 (*)

          10.9.6 (*)

     10.10 Supply in (*) Countries. If (*) or more of the total volume of FINISHED PRODUCT, BULK PRODUCT and API (on a unit basis) manufactured and supplied to AVENTIS under this AGREEMENT is being supplied to countries outside of the U.S. for which GENTA's royalty payment is (*) under the Ex-U.S. Commercialization Agreement, then in addition to the amounts owed by AVENTIS to GENTA under this AGREEMENT, AVENTIS IRELAND shall pay to GENTA for all FINISHED PRODUCT, BULK PRODUCT and API manufactured hereunder for supply to such countries, the greater of (i) (*) of the average Supply Price paid by AVENTIS for FINISHED PRODUCT, BULK PRODUCT and/or API (after taking into consideration all adjustments under Section 10.3 and Section 10.4), and (ii) (*) of the ANNUAL NET SALES for such country. Within forty-five (45) days following the end of the first and last semi-annual

(*)  Represents language that is redacted and subject to Confidential Treatment.


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period of each CALENDAR YEAR (i.e., within 45 days after June 30 and December 31 of each CALENDAR YEAR), AVENTIS IRELAND shall provide GENTA a report reasonably detailing AVENTIS IRELAND's calculation of any additional amounts payable to GENTA by reason of this Section 10.10. Said amounts shall be paid by AVENTIS IRELAND to GENTA in accordance with the provisions of Section 11.3 below.

     10.11 Samples. For clarification purposes, AVENTIS shall pay GENTA the Supply Price for any samples or any other Free Product (as defined in Section
10.2.3 of the U.S. Commercialization Agreement) provided pursuant to this AGREEMENT.

11. PAYMENTS; REPORTING; BOOKS AND RECORDS.

     11.1 Payment Method. All payments under this AGREEMENT shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. Any payments due under this AGREEMENT which are not paid by the date such payments are due under this AGREEMENT shall bear interest to the extent permitted by applicable law at a rate equal to the thirty (30) day London Inter-Bank Offering Rate ("LIBOR") U.S. Dollars, as quoted in The Financial Times effective for the date on which the payment was due. This Section 11.1 shall in no way limit any other remedies available to the Parties.

     11.2 U.S. Dollars. All sums due under this AGREEMENT shall be payable in U.S. Dollars.

     11.3 Invoices; Timing of Payments. GENTA shall invoice AVENTIS US or AVENTIS IRELAND, as applicable, for all FINISHED PRODUCT supplied hereunder on the date of shipment, and for all other amounts due to GENTA hereunder monthly in arrears. Each invoice shall specify the Purchase Order number to which it corresponds. Unless otherwise specified in this AGREEMENT, all amounts due to GENTA hereunder shall be paid by AVENTIS US or AVENTIS IRELAND, as applicable, within thirty (30) days following the date of receipt of invoice. Notwithstanding the foregoing, all amounts payable by a Party under Section 10.3, Section 10.9 and Section 10.10 above shall be paid within sixty (60) days following the end of the applicable semi-annual period or CALENDAR YEAR; provided, however, that the Parties shall endeavor to establish such mechanisms as may be reasonably necessary to permit them to reconcile the amounts payable under Section 10.3, Section 10.9 and Section 10.10 into two payments: one between GENTA and AVENTIS US and one between GENTA and AVENTIS IRELAND.

     11.4 Sales Tax. Upon demand, AVENTIS US and AVENTIS IRELAND shall indemnify GENTA from and shall hold GENTA harmless against any payment, assessment, billing, or other imposition of any sales, use, consumption, value-added or excise taxes or assessments which may be imposed by any GOVERNMENTAL AUTHORITY and any penalties, interest, fines or fees against GENTA which are or shall become due from GENTA as a result of the sale of FINISHED PRODUCT, BULK DRUG PRODUCT or API to AVENTIS US or AVENTIS IRELAND and all such taxes or assessments which GENTA shall be obligated to collect or AVENTIS US and AVENTIS IRELAND, as the case may be, shall execute an appropriate sales exemption certificate, if applicable. At its sole expense, AVENTIS US or AVENTIS IRELAND, as the case may be, may defend against the imposition of any such taxes

(*)  Represents language that is redacted and subject to Confidential Treatment.

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which it is or may be held obligated by law to pay. GENTA shall promptly notify
AVENTIS US or AVENTIS IRELAND, as the case may be, of any such tax or assessment that any GOVERNMENTAL AUTHORITY is seeking to collect from GENTA and AVENTIS US or AVENTIS IRELAND, as the case may be, may assume the defense thereof at its sole expense.

     11.5 Suspension of Performance. In the event that AVENTIS US or AVENTIS IRELAND, as applicable, does not pay GENTA any material invoiced amounts due hereunder that are not then-being reasonably disputed by AVENTIS in good faith for sixty (60) days following the due date, GENTA shall have the right to suspend its provision of further shipments of FINISHED PRODUCT pending its receipt of the unpaid amounts or portion thereof.

     11.6 Audit Rights. Each Party shall keep, and require its AFFILIATES and, in the case of GENTA, its Subcontractors to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable or owed pursuant to this AGREEMENT. Such books and records shall be kept at the principal place of business of each Party, its AFFILIATES and such Subcontractors for at least five (5) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such five (5) year period by an independent auditor chosen by the other Party and reasonably acceptable to both Parties for the purpose of verifying the amounts payable hereunder. Such inspections may be made no more than once each CALENDAR YEAR, at reasonable times and on reasonable notice and once the records for a period are audited they shall not be subject to re-audit. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this
Section 11.6 shall be at the expense of the auditing Party, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for the entire period covered by the inspection is established in the course of any such inspection, whereupon all reasonable out-of-pocket costs relating to the inspection for such period (up to the amount of the underpayment) and any unpaid amounts that are discovered shall be paid by the audited Party, together with interest on such unpaid amounts at the rate set forth in Section 11.1 above. The Parties will endeavor to minimize disruption of the audited Party's normal business activities to the extent reasonably practicable.

12. CONFIDENTIALITY.

     12.1 Nondisclosure. "Confidential Information" means any information, data, or know-how which the disclosing Party treats confidentially and identifies as confidential or which the recipient knows or should have reason to believe is so treated. Each Party shall not (and shall require that its AFFILIATES and, in the case of GENTA, its Subcontractors do not) use or reveal or disclose to THIRD PARTIES any Confidential Information received from the other Party without first obtaining the written consent of the disclosing Party, except as may be reasonably necessary in performing such Party's obligations or exercising such Party's rights under this AGREEMENT. Each Party may disclose any Confidential Information received from the other Party to its AFFILIATES and, in the case of GENTA, its Subcontractors, on a need-to-know basis only, and such Party shall be responsible for its AFFILIATES' and, in the case of GENTA, its Subcontractors, compliance with the provisions of this Section 12 with respect thereto. Each Party shall take (and shall require its AFFILIATES and, in the case of GENTA, its Subcontractors to take) reasonable steps to prevent any unauthorized use or disclosure of the

(*)  Represents language that is redacted and subject to Confidential Treatment.

other Party's Confidential Information to THIRD PARTIES. The obligations of confidentiality under this Section shall remain in effect until the later of five (5) years after any termination of the term of this AGREEMENT, or fifteen
(15) years following the Effective Date.

     12.2 Exceptions. The confidentiality obligations in this Section 12 shall not apply to information which (a) is or becomes a matter of public knowledge through no fault of the receiving Party or any person to whom the receiving Party provided such information, or (b) is or was already in the possession of the receiving Party at the time of disclosure by the disclosing Party, or (c) is disclosed to the receiving Party by a THIRD PARTY having the right to do so, or
(d) is subsequently and independently developed by or on behalf of the receiving Party or its AFFILIATES by persons having no access to the disclosing Party's Confidential Information, (e) is reasonably required to be disclosed in connection with obtaining or maintaining MAA APPROVALS for PRODUCT, or (f) is required by law to be disclosed, provided that the receiving Party use reasonable efforts to give the disclosing Party advance notice of such required disclosure in sufficient time to enable the disclosing Party to seek confidential treatment for such information, and provided further that the receiving Party limits the disclosure to that information which is required to be disclosed.

     12.3 Terms of Agreement. Except as set forth below, no announcement or other disclosure, public or otherwise, concerning the financial or other terms of this AGREEMENT shall be made, either directly or indirectly, by any Party to this AGREEMENT, except as may be legally required, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, such approval and agreement not to be unreasonably withheld. The Party desiring to make any announcement or other disclosure concerning the terms of this AGREEMENT shall provide the other Party with a copy of the proposed announcement or disclosure for review and comment in reasonably sufficient time prior to undertaking the announcement or disclosure. Each Party agrees that it shall reasonably cooperate with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies. In addition, the Parties will coordinate in advance with each other on the terms of this AGREEMENT that the Parties shall seek to be redacted in any SEC filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms, provided that each Party shall ultimately retain control over what information to disclose to the SEC or any other such agencies. The Parties will mutually agree upon the contents of a joint press release (and accompanying Q&A) which shall be issued simultaneously by both Parties upon the Effective Date. Notwithstanding the above, the Parties shall be free to publicly disclose information contained in such press release or Q&A, or in any other materials that have been previously approved for disclosure by the other Party, without further approvals from the other Party hereunder, to the extent there have been no material additions or changes thereto.

13. INTELLECTUAL PROPERTY AND TRADEMARKS.

     13.1 Third-Party Materials. GENTA shall refrain from, and shall use COMMERCIALLY REASONABLE EFFORTS to require each Subcontractor to refrain from, knowingly (i) incorporating any materials that are proprietary to, or that are manufactured using any proprietary process of, any THIRD PARTY into any FINISHED PRODUCT supplied to AVENTIS hereunder; or (ii) designing any process for the manufacture of KEY RAW

(*)  Represents language that is redacted and subject to Confidential Treatment.

MATERIALS, API, BULK DRUG PRODUCT or FINISHED PRODUCT so as to require the use of any proprietary materials or processes of any THIRD PARTY, in either case without the prior written consent of the SUPPLY CHAIN TEAM, except that such consent shall not be necessary to the extent that sufficient rights for AVENTIS to utilize such materials and processes have been granted by GENTA to AVENTIS in the Commercialization Agreements.

     13.2 Trademark and Use of Names. GENTA shall require its Subcontractors to agree not to use any trademark or trade name of AVENTIS in any advertising material or sales literature without the prior written consent of AVENTIS.

14. TERM AND TERMINATION.

     14.1 Expiration. This AGREEMENT shall continue in full force and effect, unless earlier terminated as set forth in Section 14.2, through the date one (1) year after the expiration or termination of both of the Commercialization Agreements, provided that if only one such agreement is terminated, then GENTA's obligations hereunder shall apply only with respect to such remaining agreement. Notwithstanding the foregoing, this AGREEMENT shall automatically expire if and when AVENTIS or its designees assume responsibility for all of the PROCESSING ACTIVITIES pursuant to Section 9 above.

     14.2 Termination. Upon at least one (1) year's prior written notice to AVENTIS given no earlier than the expiration of the GENTA G3139 PATENT RIGHTS, GENTA shall be permitted to terminate this AGREEMENT if (i) AVENTIS is no longer commercializing the PRODUCT in any MAJOR COUNTRY, or (ii) AVENTIS could otherwise have the PRODUCT manufactured and supplied to it at or below the average Supply Price being paid by AVENTIS to GENTA hereunder for FINISHED PRODUCT (factoring in a fair depreciation for reasonable upfront costs of transferring the manufacturing process). Except in accordance with the provisions of the Commercialization Agreements or as set forth above, neither Party may terminate this AGREEMENT prior to its expiration. Notwithstanding the foregoing sentence, if GENTA fails to fill all or substantially all of AVENTIS' Firm Orders with FINISHED PRODUCT (or, if applicable BULK DRUG PRODUCT or API) that conforms to the SPECIFICATIONS for a period of three (3) consecutive CALENDAR MONTHS, and such failure is not due primarily to the fault of AVENTIS, AVENTIS, without limiting any other rights or remedies that may be available to it, shall have the right to terminate this AGREEMENT immediately upon written notice to GENTA, with such termination resulting in the automatic and immediate termination of the Commercialization Agreements for what shall be deemed a material breach or default by GENTA.

15. RIGHTS AND DUTIES UPON TERMINATION.

     15.1 Outstanding Payment. Payments of amounts owing to either Party under this AGREEMENT as of its expiration or termination shall be due and payable within the later of (i) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this AGREEMENT, sixty
(60) days after the date of such expiration or termination, or (ii) ten (10) days after the date in which such amounts can be calculated and a fixed sum determined.

(*)  Represents language that is redacted and subject to Confidential Treatment.

     15.2 Return of Materials. Within sixty (60) days following the date on which AVENTIS ceases marketing or selling PRODUCT as permitted under the Commercialization Agreements, each Party shall destroy or return to the other Party all tangible items bearing, containing, or contained in, any of the Confidential Information of the other Party, and shall provide the other Party written certification of such destruction or return.

     15.3 Survival. Upon the expiration or termination of this AGREEMENT, all rights and obligations of the parties under this AGREEMENT shall terminate except those described in the following Sections: 2.2, 3.12, 6.3, 6.4, 9.2, 9.3, 9.6, 11.4, 11.6, 12.1-12.3, 15.1-15.4, 16.3-16.6, 17.1, 17.3-17.7, and
17.9-17.14.

     15.4 Other. It is understood that termination or expiration of this AGREEMENT shall not relieve a Party from any liability which, at the time of such termination or expiration, has already accrued to the other Party or which is attributable to a period prior to such termination. Termination or expiration of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity with respect to a breach hereof that occurred prior to such termination.

16. WARRANTIES AND REPRESENTATIONS, INDEMNIFICATION AND INSURANCE.

     16.1 General Representations. The representations and warranties of each of the Parties under the Commercialization Agreements are hereby incorporated into this Section 16.1 by reference.

     16.2 GENTA Additional Representations, Warranties and Covenants. GENTA hereby represents, warrants, covenants and agrees as follows:

          16.2.1 GENTA and its Subcontractors shall perform all PROCESSING ACTIVITIES and maintain all PROCESSING FACILITIES in accordance with cGMPs, the SPECIFICATIONS, the QUALITY AGREEMENT, all applicable REGULATORY STANDARDS and other requirements of any GOVERNMENTAL AUTHORITY, and such quality assurance and quality control practices as are standard in the pharmaceutical manufacturing industry.

          16.2.2 All FINISHED PRODUCT shipped to or at the direction of AVENTIS under this AGREEMENT shall, at the time of delivery, (i) meet the SPECIFICATIONS; and (ii) have been processed and maintained in conformance with cGMPs and all other applicable REGULATORY STANDARDS.

          16.2.3 All FINISHED PRODUCT manufactured and supplied hereunder shall not be: (i) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (the "FFDCA"), or any foreign, state or local counterparts thereof; or (ii) manufactured in violation of any applicable federal, state or local laws or regulations, in either the United States or any foreign jurisdiction.

(*)  Represents language that is redacted and subject to Confidential Treatment.

          16.2.4 To the best of GENTA's knowledge, neither GENTA, its Subcontractors or their respective AFFILIATES, nor any members of their respective staffs, are involved in performance of any PROCESSING ACTIVITIES, nor shall they be, at the time of performance of any PROCESSING ACTIVITIES hereunder, (i) disqualified or debarred by the FDA or any other REGULATORY AUTHORITY for any purpose pursuant to 21 U.S.C. ss. 355a or any foreign counterparts thereof; or (ii) charged with or convicted under United States federal law, or foreign counterparts thereof, for conduct relating to the development or approval of, or otherwise relating to the regulation of, any drug product under the Generic Drug Enforcement Act of 1992 or any other relevant statute, law or regulation.

          16.2.5 Except as set forth in Schedule 16.2.5, to GENTA's actual knowledge as of the Effective Date, neither (*), nor (*) nor (*) is currently utilizing in conducting any PROCESSING ACTIVITIES or shall reasonably be required to utilize in conducting any PROCESSING ACTIVITIES, any material processes, reagents or other materials COVERED by any PATENT RIGHTS of such Subcontractor or any THIRD PARTY (but excluding any PATENT RIGHTS to which AVENTIS has been granted license rights under the Commercialization Agreements and excluding any processes, reagents or other materials generally available to the public for purchase or license). As used herein, the terms "COVERED" and "PATENT RIGHTS" shall have the meanings ascribed to them under the Commercialization Agreements.

     16.3 Disclaimer of Additional Warranties. GENTA AND AVENTIS EXPRESSLY DISCLAIM ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO API, BULK DRUG PRODUCT AND FINISHED PRODUCT AND THE MANUFACTURE AND SUPPLY THEREOF), INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

     16.4 Indemnification. The indemnification provisions of the Commercialization Agreements shall apply to claims for indemnification under or with respect to this AGREEMENT.

     16.5 Limitation of Liability. EXCEPT FOR ANY WILLFUL BREACH BY EITHER PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER SECTION 16.1 OR SECTION 16.2 ABOVE, OR FOR DAMAGES ACTUALLY PAID BY A PARTY TO A THIRD PARTY PURSUANT TO A THIRD-PARTY CLAIM, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL SURVIVE ANY FAILURE OF THE ESSENTIAL PURPOSE OF A LIMITED OR EXCLUSIVE REMEDY SET FORTH HEREIN.

(*)  Represents language that is redacted and subject to Confidential Treatment.

     16.6 Subcontractor Acts and Omissions. SUBJECT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, GENTA SHALL HAVE NO LIABILITY TO AVENTIS FOR ANY DAMAGES RESULTING FROM ACTS OR OMISSIONS OF ANY SUBCONTRACTOR THAT ARE NOT PRIMARILY ATTRIBUTABLE TO A BREACH BY GENTA OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND THAT COULD NOT REASONABLY HAVE BEEN PREVENTED BY GENTA THROUGH THE EXERCISE OF REASONABLE CARE, EXCEPT TO THE EXTENT GENTA ACTUALLY RECOVERS DAMAGES FROM SUCH SUBCONTRACTOR ON ACCOUNT OF SUCH ACTS OR OMISSIONS, IN WHICH CASE GENTA'S LIABILITY TO AVENTIS FOR ANY DAMAGES WITH RESPECT THERETO SHALL NOT EXCEED THE AMOUNTS ACTUALLY RECOVERED BY GENTA FROM SUCH SUBCONTRACTOR.

17. GENERAL PROVISIONS.

     17.1 Approvals. All approvals required by a Party hereunder shall not be unreasonably withheld or delayed. Once a Subcontractor or Subcontractor Agreement has been approved by the SUPPLY CHAIN TEAM under this AGREEMENT, no further approvals of the SUPPLY CHAIN TEAM shall be required for immaterial changes thereto. (*).

     17.2 Force Majeure. If the performance of any part of this AGREEMENT by either Party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of such Party, its AFFILIATES or their respective suppliers or contractors that could not, with the exercise of reasonable due diligence, have been avoided, including without limitation, any acts or restraints of governments or public authorities or compliance with any order or regulation of any government entity acting with color of right, war, terrorism, sabotage, revolution, riot or civil commotion, strikes, lock-outs, failure of supplies of power, fuel, transport, prohibitions against imports or exports of API, impossibility of obtaining KEY RAW MATERIALS or a force majeure event affecting a supplier of KEY RAW MATERIALS that results in a shortage of supply of KEY RAW MATERIALS, explosion, fire, flood, natural disaster or an act of God, each to the extent the same are beyond the reasonable control of the affected Party (a "Force Majeure"), the Party so affected shall be excused from such performance to the extent of and for so long as such Force Majeure continues, provided that the affected Party uses COMMERCIALLY REASONABLE EFFORTS to avoid or remove the causes of such Force Majeure with the utmost dispatch and to continue its performance under this AGREEMENT whenever such causes are removed. When such circumstances arise, the affected Party shall provide the other Party with prompt notice thereof and shall regularly update the other Party as to its efforts to remove the causes of such Force Majeure until full performance under this AGREEMENT has resumed. Parties shall discuss what, if any, modification of the

(*)  Represents language that is redacted and subject to Confidential Treatment.

terms of this AGREEMENT may be required in order to arrive at an equitable solution in light of any Force Majeure, and the other Party's payment obligations hereunder shall be suspended to the extent and for so long as the Force Majeure prevents such other Party from substantially receiving the benefit of its bargain hereunder.

     17.3 Governing Law and Dispute Resolution. This AGREEMENT and any disputes concerning its validity, construction, enforceability or performance shall be governed by the laws of the State of New York without reference to conflict of law principles. In the event of any dispute under this AGREEMENT, whether as to validity, construction, enforceability or performance of this AGREEMENT or any of its provisions or otherwise, both Parties shall use reasonable efforts to in good faith endeavor to settle such dispute amicably between themselves. In the event that either Party determines in good faith that the continuation of such efforts is not likely to lead to a resolution of any such dispute, the Parties shall be free to pursue any rights or remedies available to them at law, in equity or otherwise, subject to the express provisions of this AGREEMENT.

     17.4 Waiver of Breach. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

     17.5 Severability. In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect and the Parties will in good faith endeavor to renegotiate the terms and conditions of this AGREEMENT to resolve any inequities. If a Party seeks to avoid a provision of this AGREEMENT by asserting that such provision is invalid, illegal or otherwise unenforceable, such action shall be deemed a material breach of this AGREEMENT.

     17.6 Entire Agreement. This AGREEMENT, together with the Exhibits and attachments hereto and the other agreements between the Parties referred to herein, constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and supersede all previous writings and understandings with respect to such subject matter. No terms or provisions of this AGREEMENT shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this AGREEMENT by written instruments specifically referring to and executed in the same manner as this AGREEMENT. The provisions of this AGREEMENT shall supersede the provisions of the confidentiality/non-disclosure agreement previously entered into by the Parties, provided that information or materials deemed "Confidential Information" under such agreement shall henceforth be treated as "Confidential Information" under this AGREEMENT.

     17.7 Notices. Any notice required or permitted under this AGREEMENT shall be sent by overnight delivery using a reputable overnight delivery service, postage pre-paid, to the following addresses of the Parties, or to such other addresses as the Parties may from time to time provide by a notice given hereunder:

(*)  Represents language that is redacted and subject to Confidential Treatment.

               AVENTIS US

               Aventis Pharmaceuticals Inc.
               Vice President, Legal Corporate Development
               200 Crossing Boulevard
               Bridgewater, New Jersey 08807-0890
               Attn:  Charles D. Dalton, Esq.

               copies to:

               Morgan, Lewis & Bockius LLP
               502 Carnegie Center
               Princeton, New Jersey 08540
               Attn:  Denis Segota, Esq.

               AVENTIS IRELAND

               Jean-Francois Fort and Lawrence Rosen
               c/o Aventis
               Espace Europeen de l'Entreprise
               16 avenue de l'Europe
               67300 SCHILTIGHEIM, FRANCE

               copies to:

               Aventis Pharmaceuticals Inc.
               Vice President, Legal Corporate Development
               200 Crossing Boulevard
               Bridgewater, New Jersey 08807-0890
               Attn:  Charles D. Dalton, Esq.

               GENTA:

               Genta Incorporated
               2 Connell Drive
               Berkeley Heights, NJ 07922
               Attention:    Raymond P. Warrell, Jr., M.D.
                             Chairman of the Board and Chief Executive Officer

Any notice required or permitted to be given concerning this AGREEMENT shall be effective upon receipt by the Party to whom it is addressed.

        17.8 (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.

(*)

     17.9 No Partnership or Joint Venture. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other Party, except as expressly provided in this AGREEMENT. Neither Party shall have any authority to bind or obligate the other Party to this AGREEMENT for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without the other Party's prior approval. For all purposes, and notwithstanding any other provision of this AGREEMENT to the contrary, each Party's legal relationship with the other under this AGREEMENT shall be that of an independent contractor, and this AGREEMENT shall not be deemed to establish a joint venture or partnership between AVENTIS and GENTA.

     17.10 No Third-Party Beneficiaries. None of the provisions of this AGREEMENT shall be for the benefit of or enforceable by any THIRD PARTY, including without limitation any creditor of either Party hereto. No such THIRD PARTY shall obtain any right under any provision of this AGREEMENT or shall by reasons of any such provision make any CLAIM in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

     17.11 Non-Solicitation. During the term of this AGREEMENT and for two (2) years thereafter, a Party may not actively solicit an employee of the other Party to leave the employment of the other Party and accept employment with the first Party. Active solicitation shall not be deemed to include general advertisement not directed specifically to any employee or class of employees of the other Party.

     17.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this AGREEMENT are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agree that the other Party shall be entitled to injunctive relief to prevent breaches of the provisions of this AGREEMENT, and/or to enforce specifically this AGREEMENT and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.

     17.13 Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and shall do all such other acts as may be necessary or appropriate, in order to carry out the purposes and intent of this AGREEMENT.

(*)  Represents language that is redacted and subject to Confidential Treatment.

     17.14 Execution in Counterparts. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of this page intentionally blank]

(*)  Represents language that is redacted and subject to Confidential Treatment.

        IN WITNESS WHEREOF, GENTA, AVENTIS US and AVENTIS IRELAND, by their duly authorized officers, have executed this AGREEMENT as of the Effective Date.

                                        GENTA INCORPORATED

                                        By:_____________________________________

                                        Name:  Raymond P. Warrell, Jr., M.D.

                                        Title: Chairman & Chief Executive
                                               Officer


                                        AVENTIS PHARMACEUTICALS INC.

                                        By:_____________________________________

                                        Name:  Gerald P. Belle

                                        Title: President and Chief Executive
                                               Officer


                                        GARLISTON LIMITED

                                        By:_____________________________________

                                        Name:

                                        Title:

(*)  Represents language that is redacted and subject to Confidential Treatment.

                                   EXHIBIT 1.1

                                ACTIVE INGREDIENT

USAN Name (NN-70): Oblimersen Sodium

Manufacturer:  Genta Incorporated

Therapeutic Claim:  Treatment of cancer and rheumatological diseases
                      (an antisense oligonucleotide)

Chemical names:

        deoxyribose, phosphorothioate, (tct-ccc-agc-gtg-cgc-cat) [5' -> 3']

        DNA, d(P-thio)(T-C-T-C-C-C-A-G-C-G-T-G-C-G-C-C-A-T)

Code Designation:  G3139

Molecular Formula, acid form:  C   H   N  O  P  S
                                172 221 62 91 17 17

Molecular Weight, acid form: 5684.59

Molecular Formula, sodium form: C   H   N  O  P  S  Na
                                 172 204 62 91 17 17  17

Molecular weight, sodium form: 6058.27

CAS Registry Number:  190977-41-4

WHO Number:  8267

Structural Formula:

The structure of the sodium-salt form of G3139 is provided on the following page. The configuration of all ribofuranosyl groups is "D".

(*)  Represents language that is redacted and subject to Confidential Treatment.

Structure of G3139 Sodium Salt

                                [GRAPHIC OMITTED]
                                                 17 Na+

(*)  Represents language that is redacted and subject to Confidential Treatment.

                                  EXHIBIT 1.27

                                     PRODUCT

Trade Name: Genasense(TM) Injection.

Description: Sterile solution of oblimersen sodium (30 mg/mL free acid form) in 0.9% saline, pH 7.2, in a 10 cc glass vial containing at least 10 mL of drug product, stored at 2-8(degree)C.

(*)  Represents language that is redacted and subject to Confidential Treatment.

                                  EXHIBIT 1.28

                          ISSUES FOR QUALITY AGREEMENT

(*)

(*)  Represents language that is redacted and subject to Confidential Treatment.

(*)

* Based on Genta's quality control data.

(*)  Represents language that is redacted and subject to Confidential Treatment.

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                                  EXHIBIT 1.31

                                 SPECIFICATIONS

                        G3139 DRUG SUBSTANCE (API) IND SPECIFICATIONS*

          ----------------------------- -----------------------------
                      Test                  Acceptance Criteria
          ----------------------------- -----------------------------
          (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.


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

                  G3139 DRUG PRODUCT (BULK DRUG PRODUCT) IND SPECIFICATIONS*

          ----------------------------- -----------------------------
                      Test                  Acceptance Criteria
          ----------------------------- -----------------------------
          (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.


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                                   EXHIBIT 2.3

                             APPROVED SUBCONTRACTORS

Subcontractor                  Processing Activity           Processing Facility
-------------                  -------------------           -------------------
(*)

(*)  Represents language that is redacted and subject to Confidential Treatment.

                                  SCHEDULE 10.9

                                      (*)
(*)

(*)  Represents language that is redacted and subject to Confidential Treatment.

                                 SCHEDULE 16.2.5

                             SCHEDULE OF EXCEPTIONS
(*)

(*)  Represents language that is redacted and subject to Confidential Treatment.